Exhibit 99.7

SERIES SUPPLEMENT

This SERIES SUPPLEMENT dated as of November 15, 2013 (this “Supplement”), by and between APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC, a limited liability company created under the laws of the State of Delaware (the “Issuer”), and U.S. Bank National Association, a national banking association  (“Bank”), in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties under the Indenture dated as of November 15, 2013, by and between the Issuer and U.S. Bank National Association, in its capacity as Indenture Trustee and in its separate capacity as a securities intermediary (the “Indenture”).
PRELIMINARY STATEMENT

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of the Consumer Rate Relief Bonds and specifying the terms thereof.  The Issuer has duly authorized the creation of the Consumer Rate Relief Bonds with an initial aggregate principal amount of $380,300,000 to be known as Appalachian Consumer Rate Relief Funding LLC Senior Secured Consumer Rate Relief Bonds (the “Consumer Rate Relief Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Consumer Rate Relief Bonds.

All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.  In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

GRANTING CLAUSE

With respect to the Consumer Rate Relief Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the Consumer Rate Relief Bonds, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to (a) the CRR Property created under and pursuant to the Financing Order and the Securitization Law, and transferred by the Seller to the Issuer pursuant to the Sale Agreement (including, to the fullest extent permitted by law, the right to impose, charge and collect the CRR Charges, the right to obtain adjustments to the CCR Charges, and all revenues, receipts, collections, rights to payment, payments, money, claims or other proceeds arising from rights and interests created under the Financing Order); (b) all CRR Charges related to the CRR Property; (c) the Sale Agreement and the Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and the Bill of Sale with respect to the CRR Property and the Consumer Rate Relief Bonds; (d) the Servicing Agreement, the Administration Agreement, each Intercreditor Agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing CRR Property and the Consumer Rate Relief Bonds; (e) the Collection Account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto; (f) all rights to compel the Servicer to file for and obtain adjustments to the CRR Charges in accordance with Section 24-2-4f(k)(1) of the Securitization Law and the Financing Order; (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute CRR Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property; (h) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing and (i) all payments on or under, and all proceeds in respect of, any or all of the foregoing; it being understood that the following do not constitute CRR Bond Collateral: (i) cash that has been released pursuant to the terms of the Indenture, including Section 8.02(e)(x) of the Indenture and, following retirement of all Outstanding Consumer Rate Relief Bonds, pursuant to Section 8.02(e)(xii) of the Indenture and (ii) amounts deposited with the Issuer on the Closing Date, for payment of costs of issuance with respect to the Consumer Rate Relief Bonds (together with any interest earnings thereon), it being understood that such amounts described in clauses (i) and (ii) above shall not be subject to Section 3.17 of the Indenture.

The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Consumer Rate Relief Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee (collectively, the “Secured Obligations”) equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the Consumer Rate Relief Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture.  The Indenture and this Series Supplement constitutes a security agreement within the meaning of the Securitization Law and under the UCC to the extent that the provisions of the UCC are applicable hereto.

The Indenture Trustee, as indenture trustee on behalf of the Secured Parties of the Consumer Rate Relief Bonds, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.

SECTION 1. Designation.  The Consumer Rate Relief Bonds shall be designated generally as the Consumer Rate Relief Bonds, and further denominated as Tranches A-1 and A-2.

SECTION 2. Initial Principal Amount; Bond Interest Rate; Scheduled Payment Date; Final Maturity Date.  The Consumer Rate Relief Bonds of each Tranche shall have the initial principal amount, bear interest at the rates per annum and shall have the Scheduled Payment Dates and the Final Maturity Dates set forth below:

Tranche	Initial Principal Amount	Bond Interest Rate	Scheduled Final Payment Date	Final Maturity Date

A-1	$215,800,000	2.0076%	2/1/2023	2/1/2024

A-2	$164,500,000	3.7722%	8/1/2028	8/1/2031

The Bond Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.  Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; No Premium; Other Terms.

(a)                      Authentication Date.  The Consumer Rate Relief Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on  November 15, 2013 (the “Closing Date”) and shall have as their date of authentication November 15, 2013.

(b)           Payment Dates.  The Payment Dates for the Consumer Rate Relief Bonds are August 1 and February 1 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on  August 1, 2014 and continuing until the earlier of repayment of the Tranche A-2 Consumer Rate Relief Bonds in full and the Final Maturity Date of the Tranche A-2 Consumer Rate Relief Bonds.

(c)           Expected Amortization Schedule for Principal.  Unless an Event of Default shall have occurred and be continuing on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal, in the following order and priority: (1) to the holders of the Tranche A-1 Consumer Rate Relief Bonds, until the Outstanding Amount of such Tranche of Consumer Rate Relief Bonds thereof has been reduced to zero and (2) to the holders of the Tranche A-2 Consumer Rate Relief Bonds, until the Outstanding Amount of such Tranche of Consumer Rate Relief Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on any Tranche on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Tranche of Consumer Rate Relief Bonds to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Tranche and Payment Date.

(d)           Periodic Interest.  Periodic Interest will be payable on each Tranche of the Consumer Rate Relief Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the related Tranche of Consumer Rate Relief Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Tranche of Consumer Rate Relief Bonds on such preceding Payment Date; provided, however, that with respect to the Initial Payment Date, or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.

(e)           Book-Entry Consumer Rate Relief Bonds.  The Consumer Rate Relief Bonds shall be Book-Entry Consumer Rate Relief Bonds and the applicable provisions of Section 2.11 of the Indenture shall apply to the Consumer Rate Relief Bonds.

(f)           Waterfall Caps.  The amount payable with respect to the Consumer Rate Relief Bonds pursuant to Section 8.02(e)(i) shall not exceed $100,000 annually.

SECTION 4.  Minimum Denominations.  The Consumer Rate Relief Bonds shall be issuable in the Minimum Denomination and integral multiples thereof.

SECTION 5.  Certain Defined Terms.  Article I of the Indenture provides that the meanings of certain defined terms used in the Indenture shall be as defined in Appendix A to the Indenture.  Additionally, Article II of the Indenture provides certain terms will have the meanings specified in the related Supplement.  With respect to the Consumer Rate Relief Bonds, the following definitions shall apply:

“Bond Interest Rate” has the meaning set forth in Section 2 of this Supplement.

“Closing Date” has the meaning set forth in Section 3(a) of this Supplement.

“Minimum Denomination” shall mean $100,000 or integral multiples of $1,000 in excess thereof, except for one bond of each tranche which may be of a smaller denomination.

“Payment Date” has the meaning set forth in Section 3(b) of this Supplement.

“Periodic Interest” has the meaning set forth in Section 3(d) of this Supplement.

SECTION 6.  Delivery and Payment for the Consumer Rate Relief Bonds; Form of the Consumer Rate Relief Bonds.  The Indenture Trustee shall deliver the Consumer Rate Relief Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture.  The Consumer Rate Relief Bonds of each Tranche shall be in the form of Exhibit A-1 or A-2 hereto.

SECTION 7.  Ratification of Agreement.  As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.  This Supplement amends, modifies and supplemented the Indenture only in so far as it relates to the Consumer Rate Relief Bonds.

SECTION 8.  Counterparts.  This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 9. GOVERNING LAW.  THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT, EXCEPT AS SET FORTH IN SECTION 8.02(b) OF THE INDENTURE, THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE IN CRR PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO THE CRR PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WEST VIRGINIA.

SECTION 10.  Issuer Obligation.  No recourse may be taken directly or indirectly, by the Holders with respect to the obligations of the Issuer on the Consumer Rate Relief Bonds, under the Indenture or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer (including APCo) or (ii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer (including APCo) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed.  Each Holder by accepting a Consumer Rate Relief Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Consumer Rate Relief Bonds.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.
APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC, as Issuer
By: __________________________________ Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By: __________________________________ Name: Title:

AMORTIZATION SCHEDULE

Expected Amortization Schedule

Semi-Annual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance
Closing Date	$215,800,000.00	$164,500,000.00
8/1/2014	203,122,367.80	164,500,000.00
2/1/2015	192,085,242.67	164,500,000.00
8/1/2015	180,597,742.26	164,500,000.00
2/1/2016	169,365,312.37	164,500,000.00
8/1/2016	157,618,951.86	164,500,000.00
2/1/2017	146,117,823.97	164,500,000.00
8/1/2017	134,176,142.08	164,500,000.00
2/1/2018	122,467,348.90	164,500,000.00
8/1/2018	110,260,609.90	164,500,000.00
2/1/2019	98,301,573.53	164,500,000.00
8/1/2019	85,862,437.56	164,500,000.00
2/1/2020	73,650,915.25	164,500,000.00
8/1/2020	60,971,913.06	164,500,000.00
2/1/2021	48,515,776.04	164,500,000.00
8/1/2021	35,579,230.95	164,500,000.00
2/1/2022	22,873,575.46	164,500,000.00
8/1/2022	9,674,260.68	164,500,000.00
2/1/2023	-	161,197,293.40
8/1/2023	-	147,717,359.02
2/1/2024	-	134,314,514.03
8/1/2024	-	120,339,773.64
2/1/2025	-	106,405,432.13
8/1/2025	-	91,919,426.43
2/1/2026	-	77,475,638.70
8/1/2026	-	62,417,398.21
2/1/2027	-	47,410,170.92
8/1/2027	-	31,791,867.46
2/1/2028	-	16,197,161.90
8/1/2028	-	-